Exhibit 23.4

                                  [Letterhead]


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the captions "Experts" and "Summary Consolidated Financial Data" and to the use of our report dated February 8, 2006, on The Systems Group, Inc. and Systems Group Government Services, Inc. combined financial statements for the years ended December 31, 2004 and 2003 included in the Registration Statement (Form SB-2 No.333-130981) and related Prospectus of Safeguard Security Holdings, Inc. dated March 17, 2006.


/s/MONTGOMERY COSCIA GREILICH LLP
Plano, Texas
March 17, 2006